                                                                  EXHIBIT 4(i).B

                               WARRANT AGREEMENT
                               -----------------


     AGREEMENT made as of November 18, 1996, between Amerac Energy Corporation, a Delaware corporation, herein called the Company, and Petroleum Financial Inc, a Texas corporation, herein called the Warrant Agent.

     WHEREAS, the Company has determined to issue and deliver Stock Purchase Warrants, hereinafter called Warrants, entitling the holders thereof to purchase 1,562,588 shares (the "Warrant Shares") of Common Stock; par value $.05 per share of the Company the (the "Common Stock"); and

     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the bearers of the Warrants; and

     WHEREAS, all acts and things necessary to make the Warrants when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as in this agreement provided, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this agreement, have been done and performed;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   Article I

                   Execution and Countersignature of Warrants

           Section 1.01. Execution and countersignature of Warrants.
                   ------------------------------------------

     (a) Each Warrant, whenever issued, shall be dated November 18, 1996, shall be in substantially the form of Exhibit 1 hereto, shall be signed by, or bear the facsimile signature of, the President or a Vice President of the Company and shall bear a facsimile of the Company's seal. In case any officer whose facsimile signature has been placed upon any Warrant shall have ceased to be such before such Warrant is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in paragraph (b) below.

     (b) The Warrant Agent shall countersign a Warrant only

         (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided, or

         (ii)    if the Company instructs the Warrant Agent to do so.

     (c) Unless and until countersigned by the Warrant Agent pursuant to this agreement, a Warrant shall be invalid and of no effect.


                                   Article II

               Warrant Price, Duration and Exercise of Warrants

     Section 2.01. Warrant Price. Each Warrant shall, when countersigned by the
                   -------------
Warrant Agent, entitle the bearer thereof, subject to the provisions thereof and of this agreement, to purchase from the Company the number of Warrant Shares stated therein, at the price of $0.384 per share, subject to adjustment as provided in Article III hereof. The term Warrant Price as used in this agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

     Section 2.02. Duration of Warrants. Warrants may be exercised only on or
                   --------------------
before November 18, 1999, hereinafter called the expiration date. Each Warrant not exercised on or before the expiration date shall become void, and all rights thereunder and all rights in respect thereof under this agreement shall cease at the close of business on the expiration date.

     Section 2.03. Exercise of Warrants.
                   --------------------

     (a) A Warrant, when countersigned by the Warrant Agent, may be exercised by surrendering it, at the corporate trust office of the Warrant Agent in Fort Worth, Texas, with the subscription form set forth in the Warrant duly executed, and by paying in full, in lawful money of the United States, the Warrant price for each full share of Common Stock as to which the Warrant is exercised and any applicable taxes.

     (b) As soon as practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the bearer of such Warrant a certificate or certificates for the number of full Warrant Shares to which he is entitled, registered in such name or names as may be directed by him, and, if such Warrant shall not have been exercised in full (except with respect to a remaining fraction of a share), a new countersigned Warrant for the number of Warrant Shares (including fractional shares) as to which such Warrant shall not have been exercised. In the event that the same holder of one or more Warrants exercises the purchase rights thereunder in the same transaction in a manner which leaves the right to purchase a fraction of a share unexercised, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the current market price of a share of Common Stock on the business day which next precedes the day of exercise reduced by the same fraction of the Warrant Price of a share of Common Stock on such day. For such purpose, the current market price shall be the last sale price of the Common Stock on such next preceding business day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as officially quoted, as reported in the principal reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Common Stock the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (c) All Warrant Shares issued upon the exercise of a Warrant shall be validly issued, and the Company shall pay all taxes in respect of the issue thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of a certificate for shares of Common Stock in any name other than that of the bearer of the Warrant surrendered in connection with the purchase thereof; and in such case the Company shall not be required to issue or deliver any stock certificate until such tax shall have been paid.

     (d) Each person in whose name any such certificate for Warrant
Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.


                                  Article III

                                  Adjustments

     Section 3.01. Stock dividends--split-ups. If after the date
                   --------------------------
hereof, and subject to the provisions of Section 3.07 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock, then, on the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

     Section 3.02. Aggregation of shares. If after the date hereof, and subject
                   ---------------------
to the provisions of Section 3.07, the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares of Common Stock, then, upon the effective date of such combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

     Section 3.03. Special stock dividends. If after the date hereof shares of
                   -----------------------
any class of the Company (other than Common Stock) are issued by way of a stock dividend on outstanding Common Stock, then, commencing with the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, in addition to any share of Common Stock receivable upon exercise of the Warrants, the Warrant holders shall, upon such exercise of the Warrants, be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivision, or combination thereof to which the holders would have been entitled had their Warrants been exercised immediately prior to such stock dividend. No adjustment in the Warrant Price shall be made merely by virtue of the happening of any event specified in this Section 3.03.

     Section 3.04. Reorganization, merger and asset sales. If after the date
                   --------------------------------------
hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     Section 3.05. Notice of changes in Warrants. Upon any adjustment of the
                   -----------------------------
Warrant Price or the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall promptly give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the address on the records of the Warrant Agent. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

     Section 3.06. Other notices. In case at any time:
                   -------------

     (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; and

     (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in Section 3.05, of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in the foregoing clauses (a) to (d), both inclusive.

     Section 3.07. Limitation on fractions. Anything in Section 3.01 or 3.02 to
                   -----------------------
the contrary notwithstanding, upon exercise of the Warrants cumulative adjustments in the number of shares issuable on exercise of Warrants shall be made only to the nearest multiple of one-tenth of a share, i.e., fractions of less than five-hundredths of a share shall be disregarded and fractions of five-hundredths of a share, or more, shall be treated as being one-tenth of a share.

     Section 3.08. Form of Warrant. The form of Warrant need not be changed
                   ---------------
because of any change pursuant to this Article, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                   Article IV

          Other Provisions Relating to Rights of Bearers of Warrants

     Section 4.01. No rights as shareholder conferred by Warrants. A Warrant
                   ----------------------------------------------
does not entitle the bearer thereof to any of the rights of a shareholder of the Company.

     Section 4.02. Lost, stolen, mutilated, or destroyed Warrants. If any
                   ----------------------------------------------
Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     Section 4.03. Reservation of Common Stock. The Company shall at all times
                   ---------------------------
reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.


                                   Article V

                       Transfer and Exchange of Warrants

     Section 5.01. Negotiability and ownership of Warrants. Warrants issued
                   ---------------------------------------
hereunder shall be transferable of record only by the Warrant Agent.

     Section 5.02. Exchange of Warrants. After countersignature by the Warrant
                   --------------------
Agent in accordance with the provisions of this agreement, one or more Warrants may be surrendered to the Warrant Agent for exchange and, upon cancellation thereof, the Warrant Agent shall countersign and deliver in exchange therefor one or more new Warrants, as requested by the bearer of the canceled Warrant or Warrants, for the same aggregate number of shares as were evidenced by the Warrant or Warrants so canceled.


                                   Article VI

                 Concerning the Warrant Agent and Other Matters

     Section 6.01. Payment of taxes. The Company will from time to time promptly
                   ----------------
pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

     Section 6.02. Resignation, consolidation, or merger of Warrant Agent.
                   ------------------------------------------------------

     (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the bearer of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the bearer of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States of America or of the States of Texas or New York (or if any other state of the United States so long as such corporation is authorized to do business as a banking institution in either the States of New York or Texas) in good standing and having its principal office in such state, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations. Not later than the effective date of any such appointment the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith publish a copy of such notice once in an Authorized Newspaper. Failure to give or publish such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent. The Warrant Agent may be changed by a majority vote of the holders of a majority of the outstanding Warrants, to a Warrant Agent acceptable to the Company.

     (b) Any corporation into which the Warrant Agent may be, merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this agreement without any further act.

     Section 6.03. Fees and expenses of Warrant Agent. The Company agrees:
                   ----------------------------------

     (a) that it will pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all out of pocket expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and

     (b) that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this agreement.

     (c) to indemnify and hold harmless the Warrant Agent against any loss, liability or expense (including reasonable attorney's fees) incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent arising out of or in connection with the acceptance or administration of its duties under the Warrant Agreement, including the costs and expenses of defending against any such claim.

     Section 6.04. Additional provisions.
                   ---------------------

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. The Warrant Agent may execute any of the powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees and shall be entitled to advice of counsel concerning all matters of agency and its duty hereunder.

     (b) Whenever in the performance of its duties under this agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively roved and established by a statement signed by the President or a Vice President or the Treasurer or the Controller or the Secretary of the Company and delivered to the Warrant Agent; and such statement shall be full warrant to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this agreement in reliance upon such statement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

     (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this agreement or in the Warrants (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this agreement or in any Warrant; nor shall it be responsible for the making of any adjustments required under the provisions of Article III or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this agreement or any Warrant or as to whether any shares of Common Stock will when issued be validly issued and fully paid and nonassessable.

     Section 6.05. Acceptance of agency.
                   --------------------

     (a) The Warrant Agent hereby accepts the agency established by this agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of Warrants.

     (b) The Warrant Agent shall not be required to give any bond or surety in respect of the execution of such agency, powers, duties or otherwise.

     Section 6.06. Modification of agreement. The Warrant Agent may, without the
                   -------------------------
consent or concurrence of the bearers of the Warrants, by supplemental agreement or otherwise concur with the Company in making any changes or corrections in this agreement that it shall have been advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

     Section 6.07. Right to inspect. At any reasonable time, the Warrant Agent,
                   ----------------
the Company and their respective duly authorized representatives shall have the right to fully inspect any and all books, papers and records of the Company pertaining to the Warrants and to make memoranda therefrom.

     Section 6.08. Obligation to take action. The permissive authority of the
                   -------------------------
Warrant Agent to act pursuant to this agreement shall not be construed as a duty to exercise such authority.

     Section 6.09. Reliance on documents.
                   ---------------------

     (a) The Warrant Agent shall incur no liability in acting or proceeding in good faith upon any resolution, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document prepared and furnished pursuant to any of the Warrants that it in good faith believes to be genuine.

     (b) The Warrant Agent may accept and rely upon such materials as conclusive evidence of the truth and accuracy of such statements and shall not be required to investigate any matters contained in any such documents.

     (c) The Warrant Agent is not bound to recognize any Person as the holder of any Warrant or to take any action at his request unless such Warrant is deposited with the Warrant Agent or evidence satisfactory to the Warrant Agent of the ownership of such Warrant is furnished to the Warrant Agent.

     (d) No provision of this agreement shall require the warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds For believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 6.10. Successors. All the covenants and provisions of this
                   ----------
agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 6.11. Notices and demands to Company and Warrant Agent.  Any notice
                   ------------------------------------------------
or demand authorized by this agreement to be given or made by the Warrant Agent or by the bearer of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                   Amerac Energy Corporation
                   1201 Louisiana, Suite 3350,
                   Houston, TX 77002

Any notice or demand authorized by this agreement to be given or made by the bearer of any Warrant or by the Company to the Warrant Agent shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                   Petroleum Financial Inc.
                   306 W. 7/th/ Street, Suite 1025
                   Fort Worth, TX 76102

     Section 6.12. Applicable law. The validity, interpretation, and performance
                   --------------
of this agreement and of the Warrants shall be governed by the law of the State of Texas.

     Section 6.13. Persons having rights under this agreement. Nothing in this
                   ------------------------------------------
agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the bearers of the Warrants any right, remedy, or claim under or by reason of this agreement or of any covenant, condition, stipulation, promise, or agreement hereof, and all covenants, conditions, stipulations, promises, and agreements in this agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the bearers of the Warrants.

     Section 6.14. Examination of agreement. A copy of this agreement shall be
                   ------------------------
available at all reasonable times at the corporate trust office of the Warrant Agent in the City of Fort Worth, State of Texas, for inspection by the bearer of any Warrant. The Warrant Agent may require any such bearer to submit his Warrant for inspection by it.

     Section 6.15. Effect of headings. The Article and Section headings herein
                   ------------------
are for convenience only and are not part of this agreement and shall not affect the interpretation thereof.

     In witness whereof this agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.


ATTEST:                                 AMERAC ENERGY CORPORATION



                                        By:
--------------------------                 ---------------------------------




ATTEST:                                 PETROLEUM FINANCIAL INC.



                                        By:
--------------------------                 ---------------------------------

                                   EXHIBIT 1

                               (Form of Warrant]

                                        Warrant to Purchase _______
                                        Shares of Common Stock

                           Amerac Energy Corporation

                        Warrant to Purchase Common Stock

                          Void After November 18, 1999


     This certifies that, ______________________________ hereinafter called the holder hereof, is entitled to purchase, at any time on or before November 18, 1999,_____ shares of Common Stock, par value $.05 per share, of Amerac Energy Corporation, a Delaware corporation, hereinafter called the Company, as such stock is constituted at the date of this warrant, at the Warrant Price of $.384 per share, but such number of shares and the Warrant Price per share may be adjusted from time to time upon the occurrence of certain events as provided in the Warrant Agreement hereinafter referred to, by surrendering this Warrant, with the subscription form on the reverse side hereof duly executed, at the office of the Warrant Agent, whose address will be supplied by Petroleum Finanical Inc., and by paying in lawful money of the United States, the then current Warrant Price as to which this Warrant is exercised, but only subject to the conditions set forth herein and in the Warrant Resolution.

     Upon exercise of this Warrant, for only a portion of the full shares represented hereby, there shall be countersigned and issued to or upon the order of the holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised.

     This Warrant may be exchanged either separately or in combination with one or more other countersigned Warrants for one or more new countersigned Warrants for the same aggregate number of shares of Common Stock represented by the Warrant or Warrants exchanged.

     No fractional shares will be issued upon the exercise of rights to purchase hereunder but a cash adjustment in respect thereof will be made by the Company as provided in the hereinafter referred to Warrant Agreement.

     This Warrant is issued under and in accordance with the Warrant Agreement dated as of November 18, 1996, between the Company any and the Warrant Agent and is subject to the terms and provisions contained in such Warrant Agreement, to all of which terms and provisions the holder of this Warrant consents by acceptance hereof.
     This Warrant is issued subject to the condition, and every holder hereof by accepting the same agrees with every subsequent holder hereof and with the Company, that delivery hereof by any person in possession of the same, however such possession may have been acquired, if properly assigned in blank, or if properly assigned to a specified person, by delivery hereof to such person, shall vest title hereof and all rights hereunder in the transferee to the same extent and for all purposes as would delivery under like circumstances of any negotiable instrument; and that the Company may treat the record holder hereof for the time being, or when presented properly assigned to a specified person, he person to whom assigned, or, when presented properly assigned n blank, the bearer hereof, as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     This Warrant does not entitle any holder hereof to any of the rights of a stockholder of the Company.

     Dated as of ____________, 1996.


                                            AMERAC ENERGY CORPORATION


                                            BY:
                                               ---------------------------------
                                                          President


COUNTERSIGNED:

PETROLEUM FINANCIAL INC.
WARRANT AGENT



BY:
   -------------------------------



Exercisable Only if Countersigned by the Warrant Agent.